EXHIBIT 10.9
                                                                    ------------



                               FIRST SUPPLEMENT TO
               FOURTH AMENDED AND RESTATED OPERATING AGREEMENT OF
                            DEERFIELD & COMPANY LLC

                  This First Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC (this "SUPPLEMENT") is made as of July 22, 2004 by and among Triarc Companies, Inc., Triarc Deerfield Holdings, LLC, a Delaware limited liability company ("TDH") and Deerfield & Company LLC (the "COMPANY").

                                    RECITALS

                  Triarc, Sachs Capital Management LLC, a Delaware limited liability company ("SCM"), Deerfield Partners Fund II LLC, a Delaware limited liability company ("DPF II"), Scott A. Roberts ("ROBERTS"), Marvin Shrear ("SHREAR" and, together with SCM, DPF II and Roberts, the "SELLERS") and Gregory
H. Sachs ("SACHS") are parties to the Purchase Agreement, dated as of June 26, 2004 (as amended through the date hereof, the "PURCHASE AGREEMENT"), which contemplates a transaction in which Triarc will purchase from the Sellers, and the Sellers will sell to Triarc, the Purchased Interests (as defined in the Purchase Agreement) set forth in Annex B to the Purchase Agreement. In connection with the execution and delivery of the Purchase Agreement, each of Triarc, SCM, Deerfield Partners Fund III LLC, a Delaware limited liability company ("DPF III"), Roberts and Jonathan W. Trutter ("TRUTTER") entered into the Fourth Amended and Restated Operating Agreement of the Company, dated as of June 26, 2004 (the "OPERATING AGREEMENT"). As of the date hereof, and immediately prior to the Closing (as defined in the Purchase Agreement), Triarc has assigned its right to purchase all of the Purchased Interests (other than Purchased Interests representing a 0.1% Class A Interest of the Company held by
SCM) to TDH pursuant to the letter agreement, dated as of the date hereof (the "ASSIGNMENT LETTER"), by and between Triarc and TDH. The Company and TDH wish to amend the Operating Agreement as set forth herein.

                                    AGREEMENT

                  In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth or referred to below, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. CERTAIN DEFINITIONS. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Operating Agreement.

                  2. ADMISSION OF TDH AS A MEMBER.

                     (a) Effective as of the Closing (as defined in the Purchase Agreement), TDH hereby agrees to be bound by all the terms and provisions of the Operating Agreement as a Member with respect to a 56.553% Class A-1 Interest and a 6.947% Class B Interest. Notwithstanding the foregoing, Triarc shall continue to have all

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of the rights, and shall continue to be subject to all of the obligations, of "Triarc" under the Operating Agreement and as a Member with respect to a 0.1% Class A-1 Interest.

                     (b) All notices to TDH shall be sent to the address set forth below or to such other address or person as TDH may designate by notice to the Company:

                                    Triarc Deerfield Holdings, LLC
                                    c/o Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, New York 10017
                                    Attn:  Brian L. Schorr, Esq.
                                    Fax:  (212) 451-3216

                                    With a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Attn: Paul D. Ginsberg, Esq.
                                    Fax:  (212) 757-3990

                     (c) Pursuant to Section 3.3 of the Operating Agreement, effective as of the Closing, the Company hereby admits TDH as a Member, and EXHIBIT A of the Operating Agreement shall be amended and restated in its entirety as set forth in EXHIBIT A hereto.

                     (d) Triarc hereby represents and warrants that TDH is a Triarc Affiliated Party, and that TDH has satisfied all of the requirements under Section 3.3 of the Operating Agreement to be admitted as a Member.

                  3. MISCELLANEOUS.

                     (a) ENTIRE AGREEMENT. This Supplement and the Operating Agreement and the exhibits attached hereto and thereto constitute the entire agreement of the Members relating to the Company. Except to the extent specifically supplemented hereby, the provisions of the Operating Agreement shall remain unmodified, and each of Triarc, TDH and the Company hereby confirms that the Operating Agreement is in full force and effect with respect to itself.

                     (b) ASSIGNMENT. This Supplement shall be binding upon and inure to the benefit of and be enforceable by the successors and permissible assigns of Triarc, TDH and the Company as part of the Operating Agreement in accordance with the terms thereof.

                     (c) COUNTERPARTS. This Supplement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each

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of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

                     (d) GOVERNING LAW. This Supplement, and all claims arising under, related to, or in connection herewith, shall be governed by and construed in accordance with the domestic substantive laws of the State of Illinois, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

                     (e) DISPUTES. The parties intend that any dispute under this Supplement shall be treated as if such dispute had arisen under the terms of the Operating Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplement to be executed as of the date set forth above by their duly authorized representatives.

                                         TRIARC COMPANIES, INC.


                                         By: /s/ Brian L. Schorr
                                            ------------------------------
                                            Name:  Brian L. Schorr
                                            Title: Executive Vice President
                                                   and General Counsel


                                         TRIARC DEERFIELD HOLDINGS, LLC


                                         By: /s/ Francis T. McCarron
                                            ------------------------------
                                            Name:  Francis T. McCarron
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                         DEERFIELD & COMPANY LLC


                                         By: /s/ Marvin Shrear
                                            ------------------------------
                                            Name:  Marvin Shrear
                                            Title: Secretary & Treasurer
                                                   and Director